Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Merchants & Marine Bancorp, Inc. (the “Company”) on Form 10-K for the fiscal year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, S. M. Dickson, Executive Vice President and principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ S.M. Dickson
S.M. Dickson
Executive Vice President (principal financial and accounting officer) March 20, 2009

     A signed original of this written statement required by Section 906 has been provided to Merchants & Marine Bancorp, Inc., and will be retained by Merchants & Marine Bancorp, Inc., and furnished to the Federal Deposit Insurance Corporation or its staff upon request.